UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2012

WMI LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Commission File Number:  1-14667

WASHINGTON	45-6794330
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1201 THIRD AVENUE, SUITE 3000
SEATTLE, WASHINGTON 98101
(Address of principal executive offices, including zip code)

(206) 432-8887
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 7, 2012, the Policeman’s Annuity and Benefit Fund of the City of Chicago, the Boilermakers National Annuity Trust and Doral Bank Puerto Rico (collectively, the “MBS Plaintiffs”) filed the MBS Plaintiff’s Motion to Classify Class Claim as a Class 12 Claim (the “Motion”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On May 16, 2012, the Bankruptcy Court issued an order (the “Order”) (a copy of which is attached hereto as Exhibit 99.1) denying the relief requested by the MBS Plaintiffs in the Motion and disallowing the proof of claim that was filed by the MBS Plaintiffs (the “MBS Claim”) because such proof of claim was prematurely filed in contravention of the terms and provisions of the Stipulation Resolving Debtors’ Amended Thirty-Second Omnibus Objection (Substantive) With Respect to Claim Nos. 3812 and 2689 that was entered by the Bankruptcy Court on November 23, 2010.

In light of the foregoing, the Bankruptcy Court ordered that, in accordance with the terms of the confirmation order that the Bankruptcy Court entered on February 24, 2012 (the “Confirmation Order”), and based upon the disallowance of the MBS Claim, the WMI Liquidating Trust (the “Trust”) is authorized to eliminate the claim reserve of approximately $435 million that was previously established for the MBS Claim, and may distribute approximately $406 million of cash that was held on account of such claim reserve to the beneficiaries of the Trust in a manner consistent with the terms of the Confirmation Order and the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, as modified by the Modification of Seventh Amended Plan dated January 9, 2012, the Second Modification of Seventh Amended Plan dated January 12, 2012, and the Third Modification of Seventh Amended Plan dated February 16, 2012.  Pursuant to the Order, and subject to the outcome of the Appeal (as defined below), the distribution date of such reserved funds shall be the fourteenth (14th) calendar day following the entry of the Order (the “Distribution Date” or May 30, 2012) and the distribution shall be deemed timely made if such distribution is made within ten (10) days following the Distribution Date.

On May 21, 2012, the MBS Plaintiffs filed a notice of appeal with the Bankruptcy Court in which the MBS Plaintiffs appealed the Order and requested an emergency motion to stay the Order pending appeal (the “Appeal”).  The Appeal asserts, among other things, that there were errors of law in the Bankruptcy Court’s decision to disallow the MBS claim and in ordering the release of the reserve.  The Trust intends to petition the Bankruptcy Court to dismiss the Appeal.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (including the exhibit hereto) may contain certain estimates, statements of belief or judgment and assumptions that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and/or the “Bespeaks Caution” doctrine applied by the courts under the antifraud provisions of the federal securities laws.  Such forward-looking statements are based on current plans, expectations, estimates, beliefs and judgments about the value of the assets of the Trust.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future payments to holders of beneficial interests in the Trust (“Liquidating Trust Interests”) and are subject to risks and uncertainties that are difficult to predict.  These risks include, among other factors: (i) the Trust’s ability to obtain the approval of the Bankruptcy Court with respect to motions in the chapter 11 proceedings of Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (together with WMI, the “Debtors”) prosecuted by the Trust from time to time; (ii) the Trust’s ability to realize the expected value of the Trust’s assets (including the timing and amount thereof); (iii) the Trust’s ability to resolve disputed claims in its favor; (iv) where the Trust is successful in resolving disputed claims in its favor, there could be significant delay before any recovery is obtained with respect to such claims or any distribution can be made to the holders of Liquidating Trust Interests; (v) risks associated with any litigation and other claims that might be brought against the Debtors, or by or against the Trust, in the future during the anticipated initial three year term of the Trust (which term may be extended for up to an additional three years, subject to certain limited exceptions, with the approval of the Bankruptcy Court); (vi) the existence of different classes of Liquidating Trust Interests and the different distribution priorities of each class could give rise to occasions when the interests of the holders of different classes of Liquidating Trust Interests could diverge, conflict or appear to diverge or conflict; for example, operational and/or financial decisions by the trustee of the Liquidating Trust (the “Liquidating Trustee”) regarding the litigation or settlement of certain disputed claims could favor one class of holders of Liquidating Trust Interests over another, adversely affecting the distribution to that particular class of Liquidating Trust Interests; and (vii) there is no liquidity for the Liquidating Trust Interests, which are non-certificated and non-transferable, other than by will, intestate succession or operation of law.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
EX-99.1

Order Denying MBS Plaintiffs’ Motion to Classify Asserted Class Claim as a Class 12 Claim, Finding Proofs of Claim Nos. 4064 and 4069 Prematurely Filed by the MBS Plaintiffs, and Granting WMI Liquidating Trust Authority to Release the Reserve in Connection Therewith

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: May 22, 2012	By:	/s/ Charles E. Smith
Charles E. Smith
General Counsel, WMI Liquidating Trust on behalf of Washington Mutual, Inc. and WMI Investment Corp.